Metropolitan Series Fund

POWER OF ATTORNEY

We, the undersigned, hereby severally constitute and appoint John L. Chilton, David C. Mahaffey, the President, any Vice President, the Treasurer, the Secretary, any Assistant Treasurer, and any Assistant Secretary and the other officers of Metropolitan Series Fund (the “Fund”), and each of them singly, our true and lawful attorneys and agents, with full power to them and each of them to sign, for us, and in each of our names and in the capacities indicated below, any and all registration statements on Form N-14 applicable to the Fund and any amendments or supplements thereto relating to the reorganization of each Acquired Portfolio into the corresponding Acquiring Portfolio, as set forth below, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940, as amended, granting unto said attorney and agent full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes as we might or could do in person, with full power of substitution and revocation; and we do hereby ratify and confirm all that said attorneys and agents may lawfully do or cause to be done by virtue of this power of attorney.

Acquired Portfolio	Acquiring Portfolio

MetLife Balanced Strategy Portfolio	MetLife Moderate Allocation Portfolio (to be renamed MetLife Asset Allocation 60 Portfolio)

MetLife Defensive Strategy Portfolio	MetLife Conservative to Moderate Allocation Portfolio (to be renamed MetLife Asset Allocation 40 Portfolio)

MetLife Growth Strategy Portfolio	MetLife Moderate to Aggressive Allocation Portfolio (to be renamed MetLife Asset Allocation 80 Portfolio)

MetLife Moderate Strategy Portfolio	MetLife Conservative to Moderate Allocation Portfolio (to be renamed MetLife Asset Allocation 40 Portfolio)

/s/ Elizabeth M. Forget	/s/ Stephen M. Alderman	/s/ Robert J. Boulware
Elizabeth M. Forget, Trustee and President	Stephen M. Alderman, Trustee	Robert J. Boulware, Trustee

Signed: November 19, 2013	Signed: November 19, 2013	Signed: November 19, 2013

/s/ Susan C. Gause	/s/ Nancy Hawthorne	/s/ Keith M. Shappert
Susan C. Gause, Trustee	Nancy Hawthorne, Trustee	Keith M. Schappert, Trustee

Signed: November 19, 2013	Signed: November 19, 2013	Signed: November 19, 2013

/s/ Linda B. Strumpf	/s/ Dawn M. Vroegop
Linda B. Strumpf, Trustee	Dawn M. Vroegop, Trustee

Signed: November 19, 2013	Signed: November 19, 2013